EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010

REVENUES:
Contract drilling	$ 159,085	$ 159,069	$ 305,371	$ 323,312

COSTS AND EXPENSES:
Contract drilling	50,402	62,769	108,746	123,811
Depreciation	8,794	9,643	17,596	19,356
General and administrative	9,074	9,721	24,738	21,344
Other, net	(16)	(612)	(77)	(699)
	68,254	81,521	151,003	163,812
OPERATING INCOME	90,831	77,548	154,368	159,500

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(459)	(579)	(1,137)	(1,312)
Interest income	113	49	495	85
	(346)	(530)	(642)	(1,227)
INCOME BEFORE INCOME TAXES	90,485	77,018	153,726	158,273
PROVISION FOR INCOME TAXES	19,874	10,263	30,264	24,534
NET INCOME	$ 70,611	$ 66,755	$ 123,462	$ 133,739

EARNINGS PER COMMON SHARE:
Basic	1.09	1.04	1.91	2.08
Diluted	1.08	1.03	1.89	2.06
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,720	64,396	64,624	64,349
Diluted	65,409	65,103	65,297	65,063